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                                                                    EXHIBIT 3.20

                                                                           FILED
                                                                     JAN 16 1986
                                                              SECRETARY OF STATE

                          CERTIFICATE OF INCORPORATION

                                       OF

                                EMERALD LADY INC.

     THE UNDERSIGNED, in order to form a corporation for the purposes hereinafter stated, under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:

     FIRST: The name of the corporation is:

                                EMERALD LADY INC.

     SECOND: The registered office of the corporation is to be located at 4407 Verona Drive, City of Wilmington, County of New Castle, State of Delaware. The name of its registered agent at that address is Affiliated Corporate Services, Inc.

     THIRD: The purpose of the corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

     Without limiting in any manner the scope and generality of the foregoing, it is hereby provided that the Corporation shall have the following purposes, objects and powers:

          To purchase, manufacture, produce, assemble, receive, lease, or in any manner acquire, hold, use, own, operate, install, maintain, service, repair, process, alter, improve, export, sell, lease, assign, transfer and generally to trade and deal in and with raw materials, natural or manufactured articles or products, machinery, equipment, devices, systems, parts, supplies, apparatus, goods, wares, merchandise, and personal property of every kind, nature or description, tangible or intangible, used or capable of being used for any purpose whatsoever; and to engage and participate in any mercantile, manufacturing or trading business of any kind or character.

          To improve, manage, develop, sell, assign, transfer, lease, mortgage, pledge or otherwise dispose of or turn to account or deal with all or any part of the property of the corporation and from time to time to vary any investment or employment of capital of the corporation.

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          To borrow money, and to make and issue notes, bonds, debentures, obligations and evidences of indebtedness of all kinds, whether secured by mortgage, pledge or otherwise, without limit as to the amount, and to secure the same by mortgage, pledge or otherwise; and generally to make and perform agreements and contracts of every kind and description, including contracts of guaranty and suretyship.

          To lend money for its corporate purposes, invest and reinvest its funds, and take, hold and deal with real and personal property as security for the payment of funds so loaned or invested.

          To the same extent as natural persons might or could do, to purchase or otherwise acquire, and to hold, own, maintain, work, develop, sell, lease, exchange, hire, convey, mortgage or otherwise dispose of and deal in lands and leaseholds, any interest, estate and rights in real property, and any franchises, rights, licenses or privileges necessary, convenient or appropriate for any of the purposes herein expressed.

          To apply for, obtain, register, purchase, lease or otherwise to acquire and to hold, own, use, develop, operate and introduce and to sell, assign, grant licenses or territorial rights in respect to, or otherwise turn to account or dispose of any, copyrights, trade marks, trade names, brands, labels, patent rights, letters patent of the United States or any other country or government, inventions, improvements and processes, whether used in connection with or secured under letters patent or otherwise.

          To participate with others in any corporation, partnership, limited partnership, joint venture, or other association of any kind, or in any transaction, undertaking or arrangement which the participating corporation would have power to conduct by itself, whether or not such participation involves sharing or delegation of control with or to others; and to be an incorporator, promoter or manager of other corporations of any kind or type.

          To pay pensions and establish and carry out pension, profit sharing, stock option, stock purchase, stock bonus, retirement, benefit, incentive and commission plans, trusts and provisions for any and all of its directors, officers and employees, and for any and all of the directors, officers and employees of its subsidiaries, and to provide insurance for the benefit of the life of any of its directors, officers or employees, or on the life of any of the stockholders for the purpose of acquiring at their death shares of stock owned by such shareholders.

          To acquire by purchase, subscription or otherwise, and to hold for investment or otherwise and to use, sell, assign, transfer, mortgage, pledge or otherwise deal with or dispose of stocks, bonds, or any other obligations or securities of any corporation or corporations to merge or consolidate with any corporation in such manner as may be permitted by law; to aid in any manner any corporation whose stocks, bonds or other obligations are held or in any manner

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     guaranteed by this corporation, or in which this corporation is any way interested, and to do any other act or things for the preservation, improvement, or enhancement of the value of any such stock, bonds or other obligations to exercise all the rights, power and privileges of ownership thereof, and to exercise any and all voting powers thereon; and to guarantee the payment of dividends upon any a stock, the principal, the interest or both, of any bonds or other obligations, and the performance of any contracts.

          To do all and everything necessary, suitable and proper for the accomplishment of any of the purposes or the attainment of any of the objects or the furtherance of any of the powers hereinbefore set forth, either alone or in association with other corporations, firms or individuals, and to do every other act or acts, things or things incidental or appurtenant to or growing out of or connected with the aforesaid business or powers or any part or parts thereof, provided the same not be inconsistent with the laws under which this corporation is organized.

          The business or purpose of the corporation is from time to time to do any one or more of the acts and things hereinabove set forth, and it shall have power to conduct and carry on its said business, or any part thereof, and to have one or more offices, and to exercise any or all of its corporate powers and rights, in the State of Delaware, and in the various other states, territories, colonies and dependencies of the United States, in the District of Columbia, and in any and all foreign countries.

          The enumeration herein of the objects and purposes of the corporation shall be construed as powers as well as objects and purposes and shall not be deemed to exclude by inference any powers, objects, or purposes which the corporation is empowered to exercise, whether expressly by force of the laws of the State of Delaware now or hereafter in effect, or impliedly by the reasonable construction of the said laws.

     FOURTH: The total number of shares of stock which the corporation is authorized to issue is one thousand (1,000), and the par value of each of such shares is none.

     FIFTH: The name and address of the sole incorporator is as follows:

                              Steven J. Pasvankias
                             634 City Island Avenue
                              City Island, NY 10464

     SIXTH: The following provisions are inserted for the management of the business and for the conduct of affairs of the corporation, and for further definition, limitation and regulation of the powers of the corporation and of its directors and stockholders:

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     1.   The number of directors of the corporation shall be such as from time to time shall be fixed by, or in the manner provided in the By-Laws. Election of directors need not be by ballot unless the State laws so provide.

     2. The Board of Directors shall have the power without limit and without the assent or vote of the stockholders;

          (a) To make, alter, amend, change, add to or repeal the ByLaws of the corporation; to fix and vary the amount to be reserved for any proper purpose; to authorize and cause there to be executed mortgages and liens upon all or any part of the property of the corporation; to determine the use and disposition of any surplus or net profits; and to fix the times for the declaration and payment of dividends.

          (b) To determine, from time to time, whether, and to what extent, and at what times and places, and under what conditions and regulations, the accounts and books of the corporation (other than the stock ledger) or each of them, shall be open to the inspection of the shareholders.

     3. The directors in their discretion may submit any contract or act for approval or ratification at any annual meeting of the stockholders called for the purpose of considering any such act or contract, and any contract or act that shall be approved or ratified by the vote of the holders of the majority of the stock of the corporation which is represented in person or by proxy at such meeting and entitled to vote thereat (provided that a lawful quorum of stockholders be represented in person or by proxy) shall be as valid and as binding upon the corporation and upon all the stockholders as though it had been approved or ratified by every stockholder of the corporation, whether or not the contract or act would otherwise be open to legal attack because of the directors' interest, or for any other reason.

     4. In addition to the powers and authorities hereinbefore or by statute expressly conferred upon them, the directors are hereby empowered to exercise all such powers and do all such acts or things as may be exercised or done by the corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this certificate, and to any By-Laws from time to time made by the shareholders; provided, however, that no By-Laws so made shall invalidate any prior act of the directors which would have been valid if such By-Law had not been made.

     SEVENTH: The corporation shall, to the full extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, indemnify all persons whom it may indemnify pursuant thereto.

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     EIGHTH: Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and any of its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also of this corporation.

     NINTH: The corporation reserves the right to amend, alter, repeal or change any provision contained in this certificate of incorporation in the manner now or hereafter prescribed by law, and all rights and powers conferred herein on stockholders, directors and officers are subject to this reserved power.

     IN WITNESS WHEREOF, I have hereunto my hand and seal,

the 13th day of January, 1986.


                              /s/ Steven J. Pasvankias
                              -----------------------------------------------
                              Steven J. Pasvankias, Sole Incorporator

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STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 12/12/1996
960365480 - 2081200


                    CERTIFICATE OF RESTORATION AND REVIVAL OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                                EMERALD LADY INC.

It is hereby certified that:

     1. The name of the corporation (hereinafter called the "corporation") is EMERALD LADY INC.

     2. The corporation was organized under the provisions of the General Corporation Law of the State of Delaware. The date of filing of its original certificate of incorporation with the Secretary of State of the State of Delaware is January 16, 1986.

     3. The address, including the street, city, and county, of the registered office of the corporation in the State of Delaware and the name of the registered agent at such address are as follows: Corporation Service Company, 1013 Centre Road, Wilmington, Delaware 19805, County of New Castle.

     4. The corporation hereby procures a restoration and revival of its certificate of incorporation, which became inoperative by law on March 1, 1995 for failure to file annual reports and non-payment of taxes payable to the State of Delaware.

     5. The certificate of incorporation of the corporation, which provides for and will continue to provide for, perpetual duration, shall, upon the filing of this Certificate of Restoration and Revival of the Certificate of Incorporation in the Department of State of the State of Delaware, be restored and revived and shall become fully operative on February 28, 1995.

     6. This Certificate of Restoration and Revival of the Certificate of Incorporation is filed by authority of the duly elected directors as prescribed by Section 312 of the General Corporation Law of the State of Delaware.

Signed on December 12, 1996.

                                           (s) DENNIS MEHIEL
                                     ----------------------------------
                                     Dennis Mehiel, President

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                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 10/19/1998
                                                             981401614 - 2081200

                      CERTIFICATE OF CHANGE OF LOCATION OF

                     REGISTERED OFFICE AND REGISTERED AGENT

                                       OF

                                EMERALD LADY INC.

     The undersigned corporation hereby certifies as follows:

     FIRST: The name of the corporation is:

                                EMERALD LADY INC.

     SECOND: The address of the new registered office shall be 15 East North Street, in the City of Dover, County of Kent, State of Delaware 19901.

     THIRD: The name of the new registered agent is United Corporate Services, Inc.

     FOURTH: The aforesaid changes were duly authorized by appropriate resolutions adopted by the Board of Directors at a meeting thereof.

     IN WITNESS WHEREOF, I have hereunto signed my name and affirm that the statements made herein are true under the penalties of perjury, this second day of January, 1998.

                                          EMERALD LADY INC.


                                          s/Harvey L. Friedman
                                          ---------------------------------
                                          Harvey L. Friedman, Secretary

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                 CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED

                           OFFICE AND REGISTERED AGENT

                                       OF

                                EMERALD LADY INC.


     The Board of Directors of:

                                EMERALD LADY INC,

a Corporation of the State of Delaware, on this 18th day of February, A.D. 1999, does hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is:

1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.

     The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.

                                EMERALD LADY INC.

a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

     IN WITNESS WHEREOF, said corporation has caused this Certificate to be signed by Anna-Marie Cotter, Secretary this 18th day of February A D. 1999.

                                            /s/ Anna-Marie Cotter
                                      ------------------------------------
                                            Authorized Officer
                                            Anna-Marie Cotter, Secretary

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/01/1999
991077159 - 2081200